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                                                                     EXHIBIT 5.1


                           MORGAN, LEWIS & BOCKIUS LLP
                                ONE OXFORD CENTRE
                       PITTSBURGH, PENNSYLVANIA 15219-1417



August 13, 1998



UniCapital Corporation
10800 Biscayne Boulevard
Miami, Florida  33161

Re:      Form S-8 Registration Statement
         -------------------------------

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and the regulations thereunder.

The Registration Statement relates to an aggregate of 10,200,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of UniCapital Corporation which will be issued pursuant to the UniCapital Corporation 1998 Long-Term Incentive Plan, the UniCapital Corporation 1998 Non-Employee Directors' Stock Plan, the UniCapital Corporation 1998 Employee Stock Purchase Plan and the UniCapital Corporation 1997 Executive Non-Qualified Stock Option Plan (collectively, the "Plans"). We have examined the Company's Certificate of Incorporation, as amended, the Company's Bylaws, minutes and such other documents, and have made such inquiries of the Company's officers, as we deemed appropriate. In our examination, we have assumed the genuiness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Company's Common Stock originally issued by the Company to eligible participants through the Plans, when issued and delivered as contemplated by the Plans, will be validly issued, fully-paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ MORGAN, LEWIS & BOCKIUS LLP